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                                                                 EXHIBIT 10.1.22

                               VILLAGE OF LANSING
                      CABLE TELEVISION FRANCHISE AGREEMENT

          This Agreement is made and executed by and between the Village of Lansing, Cook County, Illinois (the "Village") and Cable TV Fund 15-A Ltd., doing business as Jones Intercable (the "Grantee").

          WHEREAS, the President and Board of Trustees of the Village adopted Ordinance No. 658, An Ordinance Enabling the Village of Lansing, Cook County, Illinois To Enter Into Franchise Agreements With Cable Television Companies; and

          WHEREAS, the Village granted a non-exclusive franchise to construct, own, operate and maintain a cable television system within the Village (the "Cable System") pursuant to Ordinance No. 665, dated October 6, 1981, to Centel Cable Television Company of Illinois (the "Prior Franchise"); and

          WHEREAS, Ordinance No. 665 was amended by Ordinance No. 85-028 dated September 3, 1985; and

          WHEREAS, by Resolution No. 462, the Board of Trustees of the Village approved a transfer of the Prior Franchise to Jones Intercable, Inc., a Colorado corporation, or any limited partnership of which Jones or Jones Spacelink, Ltd. is a general partner; and

          WHEREAS, the Village consented to extend the term of the Prior Franchise to June 5, 1997; and

          WHEREAS, the Grantee has asked the Village to renew the nonexclusive franchise it holds to provide cable service in the Village; and

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          WHEREAS, the Village has reviewed Grantee's performance under the
Prior Franchise; has identified the future cable-related needs and interests of the community; has considered the financial, technical, and legal qualifications of Grantee; and has determined that Grantee's plans for constructing and operating its Cable System in the Village meet the future cable-related needs and interests of the community, and that Grantee has the financial, technical, and legal qualifications to support Grantee's proposal; and

          WHEREAS, the Village has determined that, subject to the terms and conditions set forth herein and the provisions of Lansing Cable Television Franchise Ordinance No. _______________ ("Cable Ordinance"), the grant of a new nonexclusive franchise to Grantee, to supersede the Prior Franchise, is consistent with the public interest; and

          WHEREAS, the Village and Grantee have reached agreement on the terms and conditions of such a Franchise Agreement; and

          WHEREAS, the Village intends to authorize Grantee's continued operation of its Cable System following expiration of the Prior Franchise.

          NOW THEREFORE, in consideration of the faithful performance and strict observance by the Grantee of all the terms set forth herein and those provided for in the Cable Ordinance, pursuant to which this Agreement is executed, and in consideration of the grant to the Grantee of the Franchise by the Village, the parties agree as follows:

SECTION 1. GRANT OF FRANCHISE
-----------------------------

A. The Village hereby grants to the Grantee a non-exclusive Franchise to construct, operate, and maintain a Cable Communications System within the public ways of the Village in

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     accordance with the terms and conditions of this Franchise Agreement and the Cable Ordinance. The Franchise shall become effective on the date of acceptance by the Grantee in compliance with this Agreement and with the Cable Ordinance ("Effective Date"), for a period of ten (10) years. The Franchise shall expire ten (10) years from the Effective Date of this Franchise Agreement.

B. Grantee hereby accepts the Franchise and agrees to abide by all the provisions of this Agreement, the Cable Ordinance, and other relevant regulations of the Village which are hereby incorporated by reference as though set forth in full.

C. In the event of a conflict in the provisions of this Franchise Agreement and the Cable Ordinance, or other relevant regulations of the Village, the provisions of this Franchise Agreement shall control.

D. Grantee hereby agrees that it has negotiated this Franchise in good faith and with due knowledge of its rights and responsibilities under relevant local, state, and federal laws.

SECTION 2. INCREASED CHANNEL CAPACITY AND INCREASED TERM
--------------------------------------------------------

A. If Grantee, pursuant to Section 34 of the Ordinance, makes eighty-five (85) channels available by no later than thirty-six (36) months from the Effective Date of this Franchise, then the term of the Franchise shall be extended for an additional ten years (10), for a total franchise term of twenty (20) years.

B. If Grantee, pursuant to Section 34 of the Ordinance, makes eighty-five (85) channels available by no later than forty-eight (48) months from the Effective Date of this

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     Franchise, then the term of the Franchise shall be extended for an additional eight (8) years, for a total franchise term of eighteen (18) years.

C. If Grantee, pursuant to Section 34 of the Ordinance, makes eighty-five (85) channels available by no later than sixty (60) months from the Effective Date of this Franchise, then the term of the Franchise shall be extended for an additional five (5) years, for a total franchise term of fifteen
     (15) years.

D. If the Grantee, pursuant to Section 34 of the Ordinance, makes eighty-five channels available by no later than seventy-two (72) months from the Effective Date of this Franchise, the term of this Franchise shall remain at ten (10) years.

E. The Village reserves the right to have an independent engineer or consultant audit the System to verify the completion of the changes made to the Cable System.

F. Grantee shall have sixty (60) days to cure any failure to make increased channel capacity available required in paragraphs A - D. In the event Grantee cures such failure within this sixty (60) day period, Grantee's term shall be increased, as if Grantee had met the deadline specified.

SECTION 3. REVOCATION
---------------------

This Franchise shall be subject to immediate revocation by the Village, and the Grantee shall have no right to forfeiture and termination procedures of Section 38 of the Cable Ordinance, if the Grantee has not made the option to receive eighty-five (85) channels available by the end of seventy-two (72) months from the Effective Date of this Agreement.

SECTION 4. RETURN PATH
----------------------

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Within one hundred and twenty (120) days from receipt of a request from the
Village, Grantee shall activate one return path from a location within the Village, to be agreed to by Grantee and the Village, to Grantee's headend location ("Return Path"). This Return Path shall allow the Village to distribute video programming from this designated location over Grantee's public, educational, and governmental channel. Grantee shall pay for the full construction costs for the Return Path in the event that it is economically reasonable for Grantee to do so. Such economic reasonableness shall be determined jointly between Grantee and the Village. In the event it is not economically reasonable for the Grantee to construct the Return Path requested by the Village, then Grantee and the Village agree to share the cost to construct the Return Path in accordance with a formula to be negotiated by the Village and the Grantee. Grantee shall be responsible for all maintenance costs related to the Return Path. Grantee shall not be responsible for the provision or maintenance of any end-user electronics to be used with the Return Path. The Village agrees that all amounts paid by the Grantee for the construction of this Return Path may be added to the price of basic cable service and collected from Grantee's subscribers as "external costs," as such term is used in 47 C.F.R. 76.922, as it may from time to time be amended.

SECTION 5. PUBLIC, EDUCATIONAL AND GOVERNMENTAL ACCESS FACILITIES AND EQUIPMENT
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Grantee shall provide the Village with the public, educational and governmental access equipment that is agreed to by the Village and Grantee pursuant to separate agreement.

SECTION 6. INSTITUTIONAL NETWORK
--------------------------------

Grantee shall not be required to provide the Institutional Network provided for in Section 34 of the Cable Ordinance.

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SECTION 7. FRANCHISE FEES
-------------------------

Grantee shall not be required to include the franchise fee payments it receives from cable subscribers as part of its gross revenue calculation, and thus pay on these revenues as part of its franchise fee payment to the Village, until such time as all appeals have been exhausted and a court of competent jurisdiction issues a final decision that franchising authorities can collect on these revenues from cable operators.

SECTION 8. REVISITATION
-----------------------

It is recognized that technology is rapidly changing and that subsequent to its initial increase in channel capacity further modifications may be desirable to incorporate changed technology or services. The Village or Grantee may determine that a change in the terms of the Franchise is required to meet the needs and interests of the community, that the System or Franchise requirements should be updated, changed, or revised, or that additional services should be provided. If any such change is determined to be economically feasible, the parties will in good faith review the terms of the proposed change and agree to any necessary amendment to the Franchise. Any determination of economic feasibility under this section shall include an evaluation of Grantee's financial condition; economic waste, if any, that would occur should the terms of the Franchise be changed; length of term remaining on the Franchise; and rate of return on incremental investment in the community to be derived from the additional services in which the community is interested.

SECTION 9. SEPARABILITY
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Should any portion of this Agreement be declared invalid by a court of competent jurisdiction, such adjudication shall not affect the remaining sections or provisions, which shall remain in full force and effect.

Section 10. ENTIRE AGREEMENT
----------------------------

This Agreement constitutes the entire understanding and agreement between the parties and supersedes any and all previous Agreements between the parties with respect to the subject matter. This Franchise Agreement shall not be changed, amended or supplemented except by an agreement in writing signed by both parties. In the event of a conflict between this Franchise Agreement and the Cable Ordinance or any other enabling ordinance, law or regulation in effect at the time of this Agreement or thereafter, the terms and conditions of this Franchise Agreement shall be controlling. If the Franchise Agreement is silent, the Cable Ordinance and any applicable federal and state statutes shall govern. The Village may from time to time amend the Cable Ordinance pursuant to its lawful police powers; provided, however, such amendments do not serve to appreciably impair the rights nor increase the obligations of the Grantee pursuant to this Franchise.

SECTION 11. NO RECOURSE
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A.   Except for action seeking equitable relief, Grantee shall have no recourse whatsoever against the Village for any loss, cost, expense or damage arising out of any provisions or requirements of this Agreement or because of the enforcement thereof by the Village, or for the failure of the Village to have authority to grant all or part of the franchise.

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B.   Grantee expressly acknowledges that in accepting a Franchise it does so relying on its own investigation and understanding of the power and authority of the Village to grant the Franchise.

C. By accepting a Franchise, Grantee acknowledges that it has not been induced to enter into the franchise by any understanding or promise or other statement, whether verbal or written, by or on behalf of the Village or by any other third person concerning any term or condition of the Franchise not expressed herein.

SECTION 12. EFFECTIVE DATE/ACCEPTANCE BY GRANTEE
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The Grantee shall have thirty (30) days from the date of adoption of this
Franchise Agreement by the Village to accept this Franchise. Such acceptance by Grantee shall be deemed the grant of this Franchise for all purposes, and the Effective Date of the Franchise shall be the Effective Date. The Franchise shall expire ten (10) years from the acceptance date. In the event acceptance does not take place within thirty (30) days of adoption or such other time as the Village might allow, this Franchise shall be null and void.

SECTION 13. NOTICE
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Unless expressly or otherwise agreed between the parties, every notice or response to be served upon the Grantor or Grantee shall be in writing, and shall be deemed to have been duly given to the required party five (5) business days after having been posted in a properly sealed and correctly addressed envelope by certified or registered mail, postage prepaid, at a Post Office or branch thereof regularly maintained by the U.S. Postal Service.

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The notices or responses to the Village shall be addressed as follows:

        Village of Lansing
        Village Hall
        18200 Chicago Avenue
        Lansing, IL 60438

        Attn: Village Manager


The notices or responses to the Grantee shall be addressed as follows:

        Jones Intercable
        4331 West Lincoln Highway
        Matteson, Illinois 60443

        Attn: General Manager


with a copy to:

        Jones Intercable, Inc.
        9697 East Mineral Avenue,
        P.O. Box 3309
        Englewood, Colorado 80155-3309

        Attn: Legal Department

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     IN WITNESS THEREOF, the parties have signed this Agreement on May 20, 1997,
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which shall be the effective date of this Agreement.


VILLAGE OF LANSING:                     CABLE TV FUND 15-A, LTD.

                                        By:     Its General Partner
                                                Jones Intercable, Inc.

By     /s/ [SIGNATURE ILLEGIBLE]        By:     /s/ [SIGNATURE ILLEGIBLE]
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Title: President/Mayor                  Title:  Group Vice President/Operations
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